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                                                                   EXHIBIT 10.16

                                    L E A S E

This lease is made and entered into the 23 day of April, 1999 between SILVIO DIANA T/A VILLA PARK PROFESSIONAL CENTER, hereinafter called "Lessor", and sentinel Software & Mark Overman, hereinafter designated "Lessee".

                               W I T N E S S E T H

That for and in consideration of the rent hereinafter reserved and of the mutual covenants hereinafter contained, Lessor and Lessee do hereby mutually agree as follows:

1. OFFICE PARK: As may further appear in this lease the term "Office Park" means the Villa Park Professional Center, located at Shirley Avenue and Keith Street, Warrenton, Virginia, the real property thereunder, the building and improvements which may hereafter be placed or erected thereon, fixtures or equipment located therein or on the sidewalks or streets in front of the same, the parking and open space areas appurtenant thereto and the vaults thereunder.

2. LEASED PREMISES: Lessee does hereby agree to lease from Lessor, subject to all the terms contained herein, the "Leased Premises" consisting of approximately 600 gross square feet of office space in the Villa Park Professional Center, Warrenton, Virginia together with the non-exclusive use of parking areas and access roads. The actual space is as outlined in the attached drawing, hereby made a part of this lease, and being addressed by 205B Keith Street, Warrenton, VA 20186.

3. LEASE TERM: The term of this lease shall begin on the 15 day of May, 1999, or the date Lessee actually commences occupancy, whichever is earlier, with the earlier of the two dates being known as the "rent commencement" date, and shall run for a period of 1 years therefrom ending on the 30 day of April, 2000.

4. BASE RENT: Beginning on the rent commencement date, Lessee covenants and agrees to pay a total except as may be modified by paragraphs 7 herein, of $7,500.00 as "BASE RENT", for the term of this lease, payable, along with any additional rent, and without deduction, set off or abatement, in equal monthly payments of $625.00 on the first day of each and every calender month during the term hereof. Lessee covenants to pay, as "Additional Rent" a late fee equal to five (5) percent of any rent due if such rent is not paid within seven days of the due date. All payments due to Lessor shall be made at P.O. Box 150, Newington, VA 22122. Lessee shall pay the first and last months rent prior to occupancy.

5. PRORATING: If rent commencement date is other than the first of the month, the rent shall be prorated at the rate of 1/30th of the monthly charge for Base Rent and any additional rent per day.

6. SECURITY DEPOSIT: A security deposit equal to the average of one month's base rent shall be held by Lessor for the duration of the lease term. Said deposit shall be received prior to occupancy by Lessee. Lessor hereby acknowledges receipt of $625.00 as said deposit.

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shall be placed with a company qualified to do business in the jurisdiction in which the demised premises are located, and shall provide that it (they) cannot be canceled without at least ten (10) days prior written notice to the Lessor.

19. CHOICE OF LAW: This agreement is to be construed in accordance with the laws of the Commonwealth of Virginia.

20. ENTIRE AGREEMENT: This Agreement constitutes the entire Agreement between the parties and shall not be modified except in writing signed by all those made a party hereto.

21. ADDITIONAL PROVISIONS: Lessor to replace existing window glass which is fogged over. Lessee many install at lessee expense a small window unit air conditioner if necessary provided the unit is mounted in a concealed location approved by lessor. Lessee shall be responsible for any damage to window frames or walls and any costs to restore the mounting area to original condition upon the lessee's departure.

                                     NOTICE

All notices required or desired to be given by either party shall he certified mail to the following addresses:

If to "Lessor":        Silvio Diana
                       T/A Villa Park
                       Professional Center
                       P.O. Box 150
                       Newington, VA 22122

If to "Lessee":        Sentinel Software - Marc Overman
                       PO Box 3037
                       Warrenton, VA, 20188

DATE:
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LESSEE: Sentinel Software               LESSOR: Silvio Diana
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BY:                                     BY:
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Marc Overman                            WITNESS:
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Name and Title

WITNESS:
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PERSONALLY GUARANTEED BY:

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Marc Overman